THIRD QUARTER 2020 EARNINGS

2 T H IR D Q U A R T E R 2020 E A R N IN G S Cautionary Statement REGARDING FORWARD-LOOKING STATEMENTS Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 impact and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (4) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (5) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (6) customer traffic at malls, shopping centers, and at our stores; (7) competition from other retailers; (8) our dependence on a strong brand image; (9) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (10) the failure or breach of information systems upon which we rely; (11) our ability to protect customer data from fraud and theft; (12) our dependence upon third parties to manufacture all of our merchandise; (13) changes in the cost of raw materials, labor, and freight; (14) supply chain or other business disruption, including as a result of the coronavirus; (15) our dependence upon key executive management; (16) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (17) our substantial lease obligations; (18) our reliance on third parties to provide us with certain key services for our business; (19) impairment charges on long-lived assets; (20) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (21) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (22) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (23) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (24) changes in tariff rates; and (25) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

ABOUT EXPRESS

Express is a **modern, versatile, dual gender apparel and accessories brand** that helps people get dressed for every day and any occasion with $2 billion[1] in annual sales.

Launched in 1980 with the idea that **style, quality and value should all be found in one place**, Express has always been a brand of the now, offering some of the most important and enduring fashion trends.

Express aims to **Create Confidence & Inspire Self-Expression** through a design & merchandising view that brings forward **The Best of Now for Real Life Versatility**.

Express operates over **500 retail and factory outlet stores** in the United States and Puerto Rico, as well as an online store. Express, Inc. is traded on the NYSE under the symbol **EXPR.**

Sales Profile[1,2]



40%
Men
60%
Women

[1] For the fiscal year ended February 1, 2020
[2] Excludes "other revenue" of $66 million

THIRD QUARTER 2020 EARNINGS
EXPRESS
3

4 T H IR D Q U A R T E R 2020 E A R N IN G S Business Model Express.com & Express mobile app 378 brick and mortar stores 4 Stores are effective marketing and customer acquisition vehicles Made-for-outlet product with compelling value proposition Extends brand reach to new customers and markets 214 company- operated factory outlet stores in the U.S. and Puerto Rico 4 1 Express sales includes retail store and eCommerce sales 2 Excludes “other revenue” of $66 million 3 For the fiscal year ended February 1, 2020 4 As of October 31, 2020 of $2 billion3 net sales 25% of $2 billion3 net sales 75% EXPRESS FACTORY OUTLET 2EXPRESS1,2

RESULTS THIRD QUARTER 2020

6 T H IR D Q U A R T E R 2020 E A R N IN G S ▪ Subsequent to the third quarter, the Company also completed an additional 10% workforce reduction at its Columbus, Ohio corporate office that is expected to result in $13 million in cost savings in 2021 ▪ Approximately $95 million of additional cash benefits from the CARES Act are also expected to be realized in Q2 of 2021 Covid-19 Liquidity Actions Accessed $165 million from its $250 million asset based credit facility • Expects to realize approximately $440 million of liquidity benefits in 2020, which is an increase from the previously announced $425 million, from the following actions: Cut second quarter inventory receipts by over $100 million Identified cost savings of approximately $105 million Lowered expected annual capital expenditures by $27 million Anticipated cash benefits in 2020 from the Coronavirus Aid Relief and Economic Security (CARES) Act of approximately $20 million $440M $165M $105M $100M $27M $25M Negotiated $25 million in rent abatements with a number of landlords $20M 2021 2020

7 T H IR D Q U A R T E R 2020 E A R N IN G S Financial Performance 1 Adjusted Diluted EPS is a non-GAAP financial measure. Refer to pages 14-16 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures. (34)% Net Sales Decrease $(1.39) Diluted EPS $(1.17) Adjusted Diluted EPS 1 Net Sales (In Millions) $488 $322 Q3 2019 Q3 2020 Diluted EPS ($0.05) $(1.39) Q3 2019 Q3 2020 Adjusted Diluted EPS $(0.03) $(1.17) Q3 2019 Q3 2020

8 T H IR D Q U A R T E R 2020 E A R N IN G S Balance Sheet and Cash Flow 1 The increase was primarily driven by continued pressure on sales from the pandemic, the Company's decision to shift inventory from November to October in anticipation of an earlier start to the holiday shopping season, and certain product the Company plans to hold and send to its outlet stores. . $107 million $351 million $14 million Cash and cash equivalents totaled $107 million versus $168 million at the end of the third quarter of 2019. Cash balance reflects $165 million drawn on asset based facility. Inventory was $351 million at the end of the third quarter, up 1% compared to $346 million at the end of the prior year’s third quarter.1 Capital expenditures totaled $14 million for the thirty-nine weeks ended October 31, 2020, compared to $21 million for the thirty-nine weeks ended November 2, 2019. Cash (In Millions) $168 $107 Q3 2019 Q3 2020 Inventory (In Millions) $346 $351 Q3 2019 Q3 2020 Capital Expenditures (In Millions) $21 $14 2019 YTD 2020 YTD

FINANCIAL GUIDANCE FOURTH QUARTER 2020

10 T H IR D Q U A R T E R 2020 E A R N IN G S Due to the uncertainty of the current environment, we will not provide guidance for the fourth quarter, with the exception of capital expenditures, which are expected to be in the range of $20 million to $23 million for the full year 2020. Fourth Quarter 2020 Guidance $20M to $23M Capital Expenditures for the full year 2020

Investment Thesis

- New fashion deliveries have outpaced balance of assortment
- The majority of the assortment fully represents the new Express Edit viewpoint as of the fourth quarter
- eCommerce transactions were +17% in the third quarter
- Achieved sequential online demand and transaction improvement throughout 2020
- Increased conversion in Q3 by double digits across all channels over the prior year
- Relaunched our Express Insider loyalty program which has added more customers than last year, who on average spend 3X more and have a retention rate of 7X vs. non-members
- Since the beginning of the pandemic identified approximately $550 million in liquidity actions
- Pursuing additional financing to provide flexibility in managing liquidity
- Well positioned to capture market share in men's and women's dressier product when occasions and celebrations come back in 2021

THIRD QUARTER 2020 EARNINGS
EXPRESS
11

12 T H IR D Q U A R T E R 2020 E A R N IN G S Projected 2020 Real Estate Activity Third Quarter 2020 - Actual October 31, 2020 - Actual Company-Operated Stores Opened Closed Conversion Store Count Gross Square Footage United States - Retail Stores 1 (1) — 378 United States - Outlet Stores — (1) — 214 TOTAL 1 (2) — 592 5.0 million Fourth Quarter 2020 - Projected January 30, 2021 - Projected Company-Operated Stores Opened Closed Conversion Store Count Gross Square Footage United States - Retail Stores — (15) — 363 United States - Outlet Stores — (5) — 209 TOTAL — (20) — 572 4.9 million Full Year 2020 - Projected January 30, 2021 - Projected Company-Operated Stores Opened Closed Conversion Store Count Gross Square Footage United States - Retail Stores 1 (19) — 363 United States - Outlet Stores 1 (6) — 209 TOTAL 2 (25) — 572 4.9 million

NON-GAAP RECONCILIATIONS THIRD QUARTER 2020

14 T H IR D Q U A R T E R 2020 E A R N IN G S CAUTIONARY STATEMENT REGARDING NON-GAAP FINANCIAL MEASURES This presentation contains references to Adjusted Diluted Earnings per Share (EPS) which is a non-GAAP financial measure. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP) included in Express, Inc.’s filings with the Securities and Exchange Commission and may differ from similarly titled measures used by others. Please refer to slide 15-16 in this presentation for additional information and reconciliation of Adjusted Diluted EPS to the most directly comparable financial measures calculated in accordance with GAAP. Management believes that Adjusted Diluted EPS provides useful information because it excludes items that may not be indicative of or are unrelated to our underlying business results, and may provide a better baseline for analyzing trends in our underlying business. In addition, Adjusted Diluted EPS is used as a performance measure in our executive compensation program for purposes of determining the number of equity awards that are ultimately earned.

Q3 2020 Adjusted Diluted EPS

Thirteen Weeks Ended October 31, 2020

(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$ (110,916)		$ (90,349)	$ (1.39)	64,868
Impairment of property, equipment and lease assets	8,370	(2,215)	6,155	0.09	
Valuation allowance on deferred taxes [a]	—	15,998	15,998	0.25	
Tax impact of the CARES Act [b]	—	(7,996)	(7,996)	(0.12)	
Adjusted Non-GAAP Measure	$ (102,546)		$ (76,192)	$ (1.17)	

a. Valuation allowance provided against incurred and forecasted 2020 losses and previously recognized deferred tax assets, less net operating losses utilized under the CARES Act.
b. Income tax benefit primarily due to a net operating loss carryback under the CARES Act.

Thirty-Nine Weeks Ended October 31, 2020

(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$ (392,489)		$ (352,169)	$ (5.46)	64,515
Impairment of property, equipment and lease assets	29,853	(7,901)	21,952	0.34	
Equity method investment impairment [a]	—	(642)	2,091	0.03	
Valuation allowance on deferred taxes [b]	—	93,317	93,317	1.45	
Tax impact of the CARES Act [c]	—	(36,553)	(36,553)	(0.57)	
Tax impact of executive departures [d]	—	111	111	—	
Adjusted Non-GAAP Measure	$ (362,636)		$ (271,251)	$ (4.20)	

a. Impairment before tax was $2.7 million and was recorded in other expense, net.
b. Valuation allowance provided against incurred and forecasted 2020 losses and previously recognized deferred tax assets, less net operating losses utilized under the CARES Act.
c. Income tax benefit primarily due to a net operating loss carryback under the CARES Act.
d. Represents the tax impact related to the expiration of former executive non-qualified stock options.

THIRD QUARTER 2020 EARNINGS
EXPRESS
15

16 T H IR D Q U A R T E R 2020 E A R N IN G S Q3 2019 Adjusted Diluted EPS Thirteen Weeks Ended November 2, 2019 (in thousands, except per share amounts) Operating Loss Income Tax Impact Net Loss Diluted Earnings per Share Weighted Average Diluted Shares Outstanding Reported GAAP Measure $ (6,675) $ (3,105) $ (0.05) 66,438 Impact of executive departures 1,716 (401) 1,315 0.02 Adjusted Non-GAAP Measure $ (4,959) $ (1,790) $ (0.03) Thirty-Nine Weeks Ended November 2, 2019 (in thousands, except per share amounts) Operating Loss Income Tax Impact Net Loss Diluted Earnings per Share Weighted Average Diluted Shares Outstanding Reported GAAP Measure $ (27,989) $ (22,742) $ (0.34) 66,845 Impairment of property, equipment and lease assets 2,282 (593) 1,689 0.03 Impact of CEO departure — 822 (a) 822 0.01 Impact of executive departures 1,716 (401) 1,315 0.02 Adjusted Non-GAAP Measure $ (23,991) $ (18,916) $ (0.28) a. Represents the tax impact of the expiration of our former CEO's non-qualified stock options.

Dan Aldridge VP, Investor Relations (614) 474-4890 INVESTOR CONTACT